UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2008

Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15069 (Commission File Number)	88-0308867 (IRS Employer Identification No.)

13845 North Northsight Boulevard
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 586-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2008, the Compensation Committee and the Board of Directors of InPlay Technologies, Inc. approved Steven P. Hanson’s request that his salary as CEO be deferred until InPlay has secured additional funding and established a sufficient cash position to continue ongoing operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc. (Registrant)
Date: June 13, 2008	By: /s/ Mark R. Sokolowski Mark R. Sokolowski Chief Financial Officer